UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2014 (July 3, 2014)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Report on Form 8-K (this “Report”) may contain “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. These forward-looking statements are found at various places throughout this Report and include information concerning possible or assumed future results of our operations; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future operations, future cash needs, business plans and future financial results, and any other statements that are not historical facts.

From time to time, forward-looking statements also are included in our other periodic reports on Forms 10-K and 10-Q, in our press releases, in our presentations, on our website and in other materials released to the public.  Any or all of the forward-looking statements included in this Report and in any other reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors.  Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. All subsequent written and oral forward-looking statements concerning other matters addressed in this Report and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Report.

For discussion of factors that we believe could cause our actual results to differ materially from expected and historical results see “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 3, 2014, the board of directors consented to (i) the conversion of all of the 181,664 shares of Series A Preferred Stock, $0.001 par value per share (“Series A”) held by George J. Coates into shares of Series B Convertible Preferred Stock, $0.001 par value per share (“Series B”) at a conversion rate of one share of Series B for each share of Series A, (ii) an anti-dilution award of an additional 75,000 shares of Series B to Mr. Coates; and (iii) a modified anti-dilution plan, effective as of July 3, 2014 (the Modified Plan”) for George J. Coates, Chairman, President, Chief Executive Officer and majority shareholder.

Each share of Series A entitles the holder to 10,000 votes at any meeting where corporate matters are brought before the shareholders for a vote. Holders of shares of Series A Preferred Stock do not have any rights to share in any dividends or profits or any other distribution and do not have any liquidation rights. All of these shares that were outstanding as of the date hereof are being cancelled and restored to unissued status.

Each share of Series B entitles the holder to 1,000 votes at any meeting where corporate matters are brought before the shareholders for a vote. The Series B is restricted, unregistered stock which is not convertible until the second annual anniversary after the date of issue, after which each share is freely convertible into 1,000 restricted, unregistered shares of common stock. In the event of a sale or change of control of the Corporation, the Series B shall become immediately convertible.

The anti-dilution award of an additional 75,000 shares of Series B to Mr. Coates was determined to be the number of shares of Series B required to restore Mr. Coates’ ownership percentage of outstanding common stock on a pro forma basis to 78%, assuming all of the Series B shares were converted into common stock. The ownership percentage of 78% represents the percentage of outstanding common stock that Mr. Coates held at December 31, 2002.

The net effect of the cancellation of all of the shares of Series A and the issuance of 256,664 shares of Series B on the number of total votes held by Mr. Coates is to reduce his number of votes from 2,091,150,787 to 517,142,267.

Under the Modified Plan, for each new share of common stock issued by the Corporation to non-Coates family members in the future, additional shares of Series B will be issued to Mr. Coates equal to that number of shares of Series B required to maintain his ownership percentage of outstanding shares of common stock outstanding on a pro forma basis, at 78%.

These anti-dilution provisions do not apply to new shares of common stock issued in connection with exercises of employee stock options, a public offering of the Corporation’s securities or a merger or acquisition.

In the event that all of the 256,664 shares of Series B being issued to Mr. Coates as of the date hereof, is converted by Mr. Coates once the conversion restrictions lapse, he would be issued an additional 256,664,000 new restricted shares of common stock. On a pro forma basis, based on the number of shares of common stock outstanding as of the date hereof, this would dilute the ownership percentage of non-affiliated stockholders from 29.7% to 18.2%.

To the extent that additional shares of Series B are issued under the Modified Plan, the non-affiliated stockholders’ percentage ownership of the Corporation would be further diluted.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired: N/A

(b)	Pro Forma Financial Information N/A

(c)	Exhibits N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

By:	/s/ Barry C. Kaye
Barry C. Kaye
Treasurer and Chief Financial Officer

Dated: July 3, 2014